Exhibit 99.1

Mattersight Announces Fourth Quarter 2013 Results

CHICAGO, IL, February 12, 2014 – Mattersight Corporation (Nasdaq: MATR) today announced financial results for the fourth quarter ended December 31, 2013.

Mattersight’s total services revenue was $9.2 million, including $7.6 million of subscription revenue. The Company realized an “Adjusted Earnings¹” profit of $0.8 million for the fourth quarter of 2013. Adjusted Earnings is a non-GAAP measure. For a reconciliation of operating loss to Adjusted Earnings, see the accompanying schedule. Mattersight’s net loss was $1.5 million in the fourth quarter of 2013.

Q4 Highlights

•	Achieved record revenues of $9.2 million

•	Achieved $0.8 million of adjusted earnings

•	Attained record gross margins of 75%

•	Booked contracts with incremental ACV of $2.0 million

•	Signed twenty-five new pilots, including twenty-two routing pilots; fifteen of these pilots are new logos

•	Ended the quarter with a record fifty-four pilots

Conference Call Information

Mattersight management will host a conference call at 5:00 p.m. ET on Wednesday, February 12, 2014. The conference call and slide presentation will be available at the Investment Community section of Mattersight’s website at http://www.mattersight.com/investment/. To listen to the conference call via telephone, please call 800.952.4789 (domestic) or 404.665.9579 (international), conference ID: 41324412.

For those who cannot access the live broadcast, a replay of the conference call will be available beginning approximately two hours after the live call is completed until March 12, 2014, by dialing 855.859.2056 (domestic) or 404.537.3406 (international), conference ID: 41324412.

Safe Harbor for Forward-Looking Statements

Statements in this press release that are not historical facts are “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements, which may be identified by use of words such as “plan,” “may,” “might,” “believe,” “expect,” “intend,” “could,” “would,” “should,” and other words and terms of similar meaning, involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In addition to other factors and matters contained or incorporated in this document, important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements include, among other things, the risks detailed from time to time in Mattersight’s SEC filings. You can locate these filings on the Investor Relations page of Mattersight’s website, www.mattersight.com. Statements included or incorporated by reference into this press release are based upon information known to Mattersight as of the date of this press release, and the company assumes no obligation to publicly revise or update any forward-looking statement for any reason.

About Mattersight

Mattersight is a leader in enterprise analytics focused on customer and employee interactions and behaviors. Mattersight® Behavioral Analytics captures and analyzes customer and employee interactions, employee desktop data, and other contextual information to optimally route customers to the best available employee, improve operational performance, and predict future customer and employee outcomes. Mattersight’s analytics are based on millions of proprietary algorithms and the application of unique behavioral models. The company’s SaaS+ delivery model combines analytics in the cloud with deep customer partnerships to drive significant business value. Mattersight’s solutions are used by leading companies in Healthcare, Insurance, Financial Services, Telecommunications, Cable, Utilities, Education, Hospitality, and Government. See What Matters™ by visiting www.Mattersight.com.

1.	Mattersight presents Adjusted Earnings, a non-GAAP measure that represents cash earnings performance, excluding the impact of non-cash expenses and expense reduction activities, because management believes that Adjusted Earnings provide investors with a better understanding of the results of Mattersight’s operations. Management believes that Adjusted Earnings reflect Mattersight’s resources available to invest in its business and strengthen its balance sheet. In addition, expense reduction activities can vary significantly between periods on the basis of factors that management does not believe reflect current-period operating performance. Although similar adjustments for expense reduction activities may be recorded in future periods, the size and frequency of these adjustments cannot be predicted. The Adjusted Earnings measure should be considered in addition to, not as a substitute for or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

Contact

Mark Iserloth

Vice President and Chief Financial Officer

312.454.3613

ir@mattersight.com

MATTERSIGHT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except per share data)

	For the		For the
	Three Months Ended		Twelve Months Ended
	Dec. 31, 2013	Dec. 31, 2012	Dec. 31, 2013	Dec. 31, 2012
Revenue:
Behavioral Analytics revenue	$8,938	$8,343	$33,005	$32,138
Other revenue	233	285	1,206	1,314

Total services revenue	9,171	8,628	34,211	33,452
Reimbursed expenses	96	97	283	411

Total revenue	9,267	8,725	34,494	33,863
Operating expenses:
Cost of Behavioral Analytics revenue	2,181	3,245	10,139	12,208
Cost of other revenue	100	156	617	702

Cost of services	2,281	3,401	10,756	12,910
Reimbursed expenses	96	97	283	411

Total cost of revenue, exclusive of depreciation and amortization shown below:	2,377	3,498	11,039	13,321
Sales, marketing and development	5,250	6,571	21,752	23,142
General and administrative	2,156	2,341	8,781	8,255
Severance and related costs	—	—	154	693
Depreciation	764	915	3,450	3,419
Amortization of intangibles	(77)	17	66	81

Total operating expenses	10,470	13,342	45,242	48,911

Operating loss	(1,203)	(4,617)	(10,748)	(15,048)
Interest and other expense, net	(346)	(81)	(659)	(384)

Loss from continuing operations before income taxes	(1,549)	(4,698)	(11,407)	(15,432)
Income tax benefit (provision)	15	(8)	244	(38)

Loss from continuing operations	(1,534)	(4,706)	(11,163)	(15,470)
Income from discontinued operations, net of tax	—	21	—	249

Net loss	(1,534)	(4,685)	(11,163)	(15,221)
Series B Stock fair value over stated value	—	—	—	(69)
Dividends related to Series B Stock	(148)	(147)	(589)	(591)

Net loss available to Common Stock holders	$(1,682)	$(4,832)	$(11,752)	$(15,881)

Per share of Common Stock:
Basic loss from continuing operations	$(0.10)	$(0.30)	$(0.70)	$(1.01)

Basic income from discontinued operations	$—	$—	$—	$0.02

Basic net loss available to Common Stock holders	$(0.10)	$(0.30)	$(0.70)	$(0.99)

Per share of Common Stock:
Diluted loss from continuing operations	$(0.10)	$(0.30)	$(0.70)	$(1.01)

Diluted income from discontinued operations	$—	$—	$—	$0.02

Diluted net loss available to Common Stock holders	$(0.10)	$(0.30)	$(0.70)	$(0.99)

Shares used to calculate basic net loss per share	17,342	16,223	16,722	16,002

Shares used to calculate diluted net loss per share	17,342	16,223	16,722	16,002

Stock-based compensation, primarily restricted stock, is included in individual line items above:
Cost of Behavioral Analytics revenue	$59	$2	$267	$16
Sales, marketing and development	780	530	3,874	2,308
General and administrative	498	349	2,151	1,405
Severance and related costs	—	—	29	268

MATTERSIGHT CORPORATION

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Unaudited and in thousands)

	For the		For the
	Three Months Ended		Twelve Months Ended
	Dec. 31, 2013	Dec. 31, 2012	Dec. 31, 2013	Dec. 31, 2012
Net loss	$(1,534)	$(4,685)	$(11,163)	$(15,221)
Other comprehensive loss:
Effect of currency translation	6	2	6	(1)

Comprehensive net loss	$(1,528)	$(4,683)	$(11,157)	$(15,222)

MATTERSIGHT CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share data)

	December 31, 2013	December 31, 2012
ASSETS:
Current Assets:
Cash and cash equivalents	$13,392	$14,419
Receivables (net of allowances of $12 and $12)	2,384	2,568
Prepaid expenses	3,576	4,359
Other current assets	427	305

Total current assets	19,779	21,651
Equipment and leasehold improvements, net	5,158	4,727
Goodwill	972	972
Intangibles, net	409	236
Other long-term assets	4,431	3,776

Total assets	$30,749	$31,362

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current Liabilities:
Short-term debt	$—	$3,703
Accounts payable	752	781
Accrued compensation and related costs	1,118	1,335
Unearned revenue	7,215	5,853
Other current liabilities	4,098	2,889

Total current liabilities	13,183	14,561
Long-term unearned revenue	2,866	2,374
Other long-term liabilities	1,607	1,231

Total liabilities	17,656	18,166

Series B Stock, $0.01 par value; 5,000,000 shares authorized and designated; 1,649,122 and 1,649,201 shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively, with a liquidation preference of $9,294 and $8,705 at December 31, 2013 and December 31, 2012, respectively	8,411	8,411
Stockholders’ Equity:
Preferred stock, $0.01 par value; 35,000,000 shares authorized; none issued and outstanding	—	—
Common Stock, $0.01 par value; 50,000,000 shares authorized; 20,465,984 and 18,407,848 shares issued at December 31, 2013, and December 31, 2012, respectively; and 18,886,966 and 17,114,880 outstanding at December 31, 2013 and December 31, 2012, respectively	205	184
Additional paid-in capital	228,755	216,667
Accumulated deficit	(212,163)	(201,000)
Treasury stock, at cost, 1,579,018 and 1,292,968 shares at December 31, 2013 and December 31, 2012, respectively	(8,082)	(7,027)
Accumulated other comprehensive loss	(4,033)	(4,039)

Total stockholders’ equity	4,682	4,785

Total liabilities and stockholders’ equity	$30,749	$31,362

MATTERSIGHT CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in thousands)

	For the
	Twelve Months Ended
	December 31, 2013	December 31, 2012
Cash Flows from Operating Activities:
Net loss	$(11,163)	$(15,221)
Less: net income from discontinued operations	—	249

Net loss from continuing operations	(11,163)	(15,470)
Adjustments to reconcile net loss from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization	3,516	3,500
Stock-based compensation	6,292	3,729
Severance and related costs	29	268
Change in fair value of warrant liability	125	—
Other	2	2
Changes in assets and liabilities:
Receivables	184	(27)
Prepaid expenses	739	1,879
Other assets	(112)	(50)
Accounts payable	(29)	(31)
Accrued compensation and related costs	(217)	(47)
Unearned revenue	1,854	(4,592)
Other liabilities	330	(177)

Total adjustments	12,713	4,454

Net cash provided by (used in) continuing operations	1,550	(11,016)
Net cash provided by discontinued operations	—	24

Net cash provided by (used in) operating activities	1,550	(10,992)

Cash Flows from Investing Activities:
Capital expenditures and other	(1,233)	(2,081)
Patents and trademarks	(239)	(79)

Net cash used in continuing investing activities	(1,472)	(2,160)
Net cash used in discontinued investing activities	—	—

Net cash used in investing activities	(1,472)	(2,160)

Cash Flows from Financing Activities:
Proceeds from issuance of Common Stock, net	5,621	—
Proceeds from line of credit	2,400	3,691
Repayments from line of credit	(6,096)	—
Principal payments under capital lease obligations	(2,117)	(2,311)
Acquisition of treasury stock	(1,055)	(1,136)
Proceeds from stock compensation and employee stock purchase plans, net	138	802
Proceeds from issuance of stock warrants	4	—
Fees from issuance of Common Stock	—	(49)
Decrease in restricted cash	—	1,500
Purchase of shares of Series B Stock	—	(3,743)
Payment of Series B Stock dividends	—	(595)

Net cash used in continuing financing activities	(1,105)	(1,841)
Net cash used in discontinued financing activities	—	—

Net cash used in financing activities	(1,105)	(1,841)

Effect of exchange rate changes on cash and cash equivalents by continuing operations	—	4
Effect of exchange rate changes on cash and cash equivalents by discontinued operations	—	—

Effect of exchange rate changes on cash and cash equivalents	—	4

Decrease in cash and cash equivalents	(1,027)	(14,989)
Cash and cash equivalents, beginning of period	14,419	29,408

Cash and cash equivalents of continuing operations, end of period	$13,392	$14,419

Non-Cash Investing and Financing Transactions:
Capital lease obligations incurred	$2,973	$1,793
Capital equipment purchased on credit	2,973	1,793
Fair value of warrants classified as liability	785	—
Supplemental Disclosures of Cash Flow Information:
Interest paid	$403	$371

MATTERSIGHT CORPORATION

CALCULATION OF ADJUSTED EARNINGS MEASURE

(Unaudited and in thousands)

	For the		For the
	Three Months Ended		Twelve Months Ended
	Dec. 31, 2013	Dec. 31, 2012	Dec. 31, 2013	Dec. 31, 2012
GAAP — Operating loss	$(1,203)	$(4,617)	$(10,748)	$(15,048)
Add back (reduce) the effect of:
Stock-based compensation	1,337	881	6,292	3,729
Severance and related costs	—	—	154	693
Depreciation and amortization	687	932	3,516	3,500

Adjusted earnings measure — earnings (loss)	$821	$(2,804)	$(786)	$(7,126)